Exhibit 99.1

F.N.B. Corporation Expands Franchise

with Acquisition of Annapolis Bancorp, Inc.

Joint Press Release

HERMITAGE, PA and ANNAPOLIS, MD, October 22, 2012 — F.N.B. Corporation (NYSE: FNB) and Annapolis Bancorp, Inc. (NASDAQ: ANNB) jointly announce the signing of a definitive merger agreement pursuant to which F.N.B. Corporation will acquire Annapolis Bancorp, Inc., the Annapolis-based holding company and parent of BankAnnapolis, in an all stock transaction valued at approximately $12.09 per share, or $51 million in the aggregate, using the closing stock price as of Friday, October 19, 2012.

The acquisition of the Annapolis-based bank will provide F.N.B. Corporation with $437 million in total assets, including $343 million in total deposits, $297 million in loans and 8 banking offices in Anne Arundel and Queen Anne’s counties, Maryland. The transaction will create a four-state banking presence for F.N.B. Corporation, which will have $12.2 billion in assets.

Under the terms of the merger agreement, which has been approved by the boards of directors of both companies, shareholders of Annapolis Bancorp, Inc. will be entitled to receive 1.143 shares of F.N.B. Corporation common stock for each share of Annapolis Bancorp, Inc. stock. The exchange ratio is fixed and the transaction is expected to qualify as a tax-free exchange for shareholders of Annapolis Bancorp, Inc. A cash credit-related adjustment provides that shareholders of Annapolis Bancorp, Inc. may receive up to an additional $0.36 per share in cash for each share of Annapolis Bancorp, Inc. stock they own, dependent on Annapolis Bancorp, Inc.’s ability to resolve an agreed-upon credit matter.

“This transaction is an attractive market entry opportunity and is consistent with our expansion strategy,” said Vincent J. Delie, Jr., President and Chief Executive Officer of F.N.B. Corporation. “The favorable demographics and long-term growth potential of Annapolis Bancorp’s core markets, as well as additional opportunities in the greater Baltimore and Washington D.C. areas, provide a compelling platform to leverage our successful business model.” Delie continues, “In addition, Annapolis Bancorp is a well-established, respected institution with very strong local relationships and an excellent customer service culture.”

“Comprehensive and competitive financial products, a proven commitment to local communities and an outstanding record of shareholder value creation are just a few reasons why F.N.B. is an ideal partner for our shareholders, customers, employees and the communities we serve. We are confident that they will all benefit immensely from this combination,” said Richard M. Lerner, Chairman and Chief Executive Officer of Annapolis Bancorp, Inc. and BankAnnapolis.

F.N.B. Corporation expects the merger to be highly accretive on a marginal basis to its earnings per share and slightly accretive to earnings per share in the first full year (excluding one-time costs). Additionally, the transaction is expected to be neutral to F.N.B. Corporation’s tangible book value per share.

F.N.B. Corporation and Annapolis Bancorp, Inc. expect to complete the transaction in April 2013, after satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of Annapolis Bancorp, Inc. Subject to the receipt of requisite approvals, it is expected that Annapolis Bancorp, Inc. will redeem all of its preferred stock held by the U.S.

Treasury under the Capital Purchase Program prior to closing or it will be extinguished upon closing of the merger.

RBC Capital Markets, LLC acted as financial advisor to F.N.B. Corporation, and Sandler O’Neill + Partners L.P. acted as financial advisor to Annapolis Bancorp, Inc. and rendered a fairness opinion to the Board of Directors of Annapolis Bancorp, Inc. in conjunction with this transaction. Reed Smith LLP served as legal counsel to F.N.B. Corporation and Patton Boggs LLP served as legal counsel to Annapolis Bancorp, Inc.

An investor presentation will be available through the “Shareholder and Investor Relations” section of F.N.B.’s Web site at www.fnbcorporation.com.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

F.N.B. Corporation will file a registration statement on Form S-4 with the SEC. The registration statement will include a proxy statement/prospectus and other relevant documents relating to the merger.

SHAREHOLDERS OF ANNAPOLIS BANCORP, INC. ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents F.N.B. Corporation and Annapolis Bancorp, Inc. have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and free copies of the documents Annapolis Bancorp, Inc. has filed with the SEC by contacting Edward J. Schneider, Chief Financial Officer, Annapolis Bancorp, Inc., 1000 Bestgate Road, Suite 400, Annapolis, MD 21401, telephone: (410) 224-4455.

F.N.B. Corporation and Annapolis Bancorp, Inc. and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from Annapolis Bancorp, Inc. shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Annapolis Bancorp, Inc. common stock will be set forth in the proxy statement/prospectus relating to the merger when it becomes available. This communication does not constitute an offer of any securities for sale.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $11.8 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania, Ohio and West Virginia, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

About Annapolis Bancorp, Inc.

Annapolis Bancorp, Inc. is the holding company for BankAnnapolis (the Bank), a federally insured, community-oriented bank, and the only independent commercial bank headquartered in Annapolis, Maryland. The Bank operates as a full-service commercial bank from its headquarters in Annapolis and its seven branches located in Anne Arundel County, Maryland, and one branch located on Kent Island in Queen Anne’s County, Maryland.

Forward-looking Statements

This joint press release of F.N.B. Corporation and Annapolis Bancorp, Inc. contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation and Annapolis Bancorp, Inc. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in F.N.B. Corporation’s and Annapolis Bancorp, Inc.’s reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by Annapolis Bancorp, Inc. shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties experienced by F.N.B. Corporation in expanding into a new market area, including retention of customers and key personnel of Annapolis Bancorp, Inc. and its subsidiary BankAnnapolis; difficulties and delays in integrating the F.N.B. Corporation and Annapolis Bancorp, Inc. businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. Corporation’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. F.N.B. Corporation and Annapolis Bancorp, Inc. undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

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Analyst/Institutional Investor Contact:

F.N.B. Corporation

Cynthia Christopher 724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact:

F.N.B. Corporation

Jennifer Reel 724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com